EXHIBIT 2.19Q

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

FIFTY SEVENTH AMENDMENT TO

RESTATED AND AMENDED CSG MASTER

SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

COMCAST ABB MANAGEMENT CORPORATION f/k/a AT&T BROADBAND

MANAGEMENT CORPORATION

This Fifty Seventh Amendment (“Amendment”) is executed this 12th day of November, 2003, and is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Comcast ABB Management Corporation (f/k/a AT&T Broadband Management Corporation (“ATTB”), which in turn was f/k/a TCI Cable Management Corporation) (“Customer”). CSG and Customer are parties to a certain Restated and Amended CSG Master Subscriber Management System Agreement, dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, “Agreement”), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term in the Agreement but not defined in this Amendment shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.

The parties hereto agree as follows:

1. CSG and Customer acknowledge and agree that this Amendment is not intended to and does not have any effect whatsoever on the relief, scope, meaning and/or enforceability of the final award issued on October 7, 2003, (“Award”) by the Honorable John J. Gibbons in the arbitration between CSG and ATTB (“Arbitration”), except as otherwise expressly provided in this Amendment.

2. The parties hereby consent to the continuing jurisdiction of Judge Gibbons over matters associated only with the Award or this Amendment up to and including December 31, 2004. Should the parties enter into an agreement which supercedes or restates and amends the Agreement in whole or in part (“New Agreement”), in a manner mutually agreed between the parties, CSG and Customer agree to negotiate in good faith to appoint a Special Master for the continuing jurisdiction over matters associated with the Award, this Amendment or any New Agreement thereafter.

3. Section 34(a) is deleted in its entirety effective upon the execution of this Amendment and replaced with the following:

It is the parties’ desire that with respect to any arbitration that may be filed per this Agreement, to the greatest extent reasonably practicable, the arbitrator(s) shall issue an opinion within six (6) months from the date a notice of claim is serviced on the other party.

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

Further, nothing contained in this paragraph 3 shall limit any rights of either party of any nature whatsoever, at law or at equity, as such relate to the Arbitration or the Award.

4. Section 18 of the Agreement is hereby deleted and restated as follows:

18. TERMINATION ASSISTANCE.

(a) Upon expiration or termination of this Agreement by either party for any reason (including a termination without cause by a party), CSG shall, for a period of up to seven (7) months from the date of such expiration or termination, provide termination assistance to Customer in order that Customer can convert its subscribers to systems of one or more customer care and/or billing vendor(s) of Customer’s choosing and/or to one or more customer care and/or billing system maintained by Customer or one of its affiliates, or any combination thereof. Customer acknowledges that CSG’s obligations to provide such termination assistance shall be conditioned upon Customer’s obligation to pay all outstanding invoices not disputed in good faith and issued in the ordinary course of business. Such termination assistance shall include activities that are within CSG’s reasonable control and are necessary, reasonably anticipated and/or useful for CSG to perform in order that such subscriber conversions can be completed at a rate not to exceed **** ******* **** ******* ******** (*********) in any one (1) month without interruption of customer care and/or billing services to any of Customer’s subscribers, including those being converted, and without unreasonable disruption to Customer’s business or operations. Such termination assistance activities include (i) CSG’s full and complete cooperation with Customer and any vendors or affiliates to whom subscribers are being converted in connection with the conversion; (ii) all commercially reasonable efforts by CSG to minimize any interruptions or disruptions referred to in the preceding sentence; and (iii) furnishing CSG’s standard deconversion data package as well as any specifications for any interfaces used by Customer that are under CSG’s sole control via electronic data transmission or tapes, provided CSG has ninety (90) days advance written notice. Customer acknowledges, if CSG sends the deconversion data package via electronic transmission upon Customer’s request and such transmission fails for reasons beyond CSG’s control, CSG shall not be liable for such failure. Any request for deconversion files or data shall be reasonably stated in an SOW or such other written notification received by CSG which clearly states the desired cut-off date and the SYS PRINS involved.

For purposes of this Amendment and the Agreement, CSG’s “standard deconversion package” shall mean the following ten (10) master files:

1) Subscriber

2) House

3) Equipment Inventory

4) Location Equipment

5) Workorder

6) Subscriber Memo

7) Online Statements

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

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8) Monetaries

9) Subscriber HSD Access (email addresses)(for high speed data sites only)

10) Subscriber HSD Equipment (for high speed data sites only)

Customer acknowledges that: (a) CSG’s standard cut-off day for deconversions is during the nightly cycle of the twenty first (21st) of the month and the deconversion timeline starts at upsystem on the morning of the 22nd which normally occurs at 3:30 am Central Time; and (b) in the event Customer’s designates a cut-off date other than the 21st of the month, Customer shall be required to pay CSG’s then current fees for a financial snapshot as of the cut-off date, provided CSG identifies the fees associated therewith and will not commence any activity until Customer agrees thereto. For deconversions of up to *** ******* (*********) subscribers, CSG shall furnish such deconversion files (live subscriber data) within ***** ***** (**) hours from upsystem (normally occurs by 3:30 am Central Time) on the first day following the designated cut-off date. For deconversions between *** ******* (*********) and **** ******* **** ******* ******** (*********) subscribers, CSG shall furnish such deconversion files (live subscriber data) within *********** (**) hours from upsystem (normally occurs by 3:30 am Central Time) on the first day following the designated cut-off date. For test deconversions under *** ******* (*********) subscribers, the test data shall be delivered within *********** (**) hours after the end of the live deconversion timeframe for the given month pursuant to the terms set forth above. For test deconversions between *** ******* (*********) subscribers and **** ******* **** ******* ******** (*********) subscribers, the test data shall be delivered within *** ******* *** ****** (***) hours after the end of the live deconversion timeframe for the given month pursuant to the terms set forth above. Deconversion data shall be delivered in the following sequence as it becomes available: 1) live 2) 30 day test 3) 90 day test.

During the time period that termination assistance is provided by CSG hereunder, CSG agrees to maintain, support, and make available to Customer levels of support substantially similar to those provided immediately preceding the notice of termination as well as all Products and Services used by Customer in formats or versions then currently used by Customer, including and not limited to ACSR, CCS, Vantage licensed products and other Products and Services then utilized by Customer. Such versions and formats shall be provided to Customer at no additional costs, fees or license requirements, except as subject to and unless expressly provided in the Agreement or the Award.

(b) To the extent this Agreement is terminated for cause by Customer, CSG shall perform the termination assistance described herein at no charge or fee to Customer whatsoever, including, but not limited to, any deconversion fees and any charges or fees for deconversion files or tapes or other data requests referenced in subparagraph (a) made by Customer and which may be performed by CSG using all commercially reasonable efforts, made in connection with a conversion whether such charges and fees appear in the Agreement (in its original form or as deemed to be amended pursuant to the Award) or otherwise.

(c) To the extent this Agreement is terminated other than for cause by Customer, CSG shall perform the termination assistance described in this Amendment and this Agreement in accordance with Schedule D of this Agreement, as modified by the Award, including and not

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

limited to paragraph 2 of Relief Section X thereof. If this Agreement is terminated other than for cause by Customer, then Customer will pay CSG, in advance, on the first day of each calendar month and as a condition to CSG’s obligation to provide termination assistance to Customer during that month, an amount equal to CSG’s reasonable estimate of the total amount payable to CSG for such termination assistance for that month. Notwithstanding the foregoing, Customer and CSG agree that for the purposes of this Subsection of this Amendment, such termination assistance shall include, at a minimum, for each System Principles (“SYSPRIN”) one (1) live tape, two (2) test tapes, and up to three (3) service code passers; provided, the aggregate payment per SYSPRIN for such activities shall not exceed ******* ******** dollars ($*********).

(d) CSG further agrees that notwithstanding the terms of the Award and/or elsewhere stated in this Agreement (including Schedule A hereto), from time-to-time and at any time, and whether or not relating to a termination or expiration of this Agreement, Customer may request deconversion files or tapes or other data in CSG’s possession to be electronically accessed by Customer or delivered to location(s) specified by Customer, in Customer’s sole discretion to the extent such request is practicable using all commercially reasonable efforts. In the event Customer requests additional data or data in a different format other than CSG’s standard deconversion data package, Customer shall provide CSG with specifications defining the desired data, the format and the media upon which the data will be provided. Within five (5) business days of receipt of such specifications, CSG shall notify Customer of the estimated development hours and costs required to produce the customized data and a target date for delivery of such data. Upon acceptance of said estimated hours and costs by Customer, such customized data shall be provided at CSG’s then current hourly rates in accordance with Schedule D of this Agreement, as expressly modified by the Award, including and not limited to paragraph 2 of Relief Section X thereof. CSG shall use all commercially reasonable efforts to minimize the scope, hours, costs and expenses associated therewith. Without limiting the foregoing, in any instance where either party has given a notice of termination to the other, they each agree that CSG’s obligation to provide seven (7) months termination assistance pursuant to Section 18(a) above shall not commence until CSG has delivered to Customer its first request for live deconversion data pursuant to Section 18(a).

(e) CSG agrees that upon request of Customer, CSG shall provide Customer up to sixty (60) days in a read only access on CSG’s online system (CCS/ACSR/Vantage). The fees for read only access on CSG’s online system shall be $****** per subscriber per month. Without limiting the rights and remedies of Customer under this Agreement, the Award, and Section 8 of Schedule A to this Agreement, or otherwise, CSG acknowledges and agrees that (subject to the limitations of liability set forth in Section 14 of this Agreement), CSG is a bailee of any and all data supplied by Customer, its agents or subscribers to CSG, and any data in CSG’s possession derived therefrom.

(f) CSG further agrees to perform the obligations set forth in Sections 18(a)-(d) of this Amendment, and that with respect to such obligations TIME IS OF THE ESSENCE. To the extent CSG fails to perform obligations that it could have performed using commercially reasonable best efforts, CSG and Customer agree that damages are an inadequate remedy at law and that Customer may apply for and be granted injunctive relief and/or specific performance without the need for any supersedeas or other bond or similar security in any court of competent

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

jurisdiction. ** ********* *** **** *** **** *** ***** ** ******* *** ** *** *********** **** ** ***** **** ********* ***** ************ ********** **** ******* *** ***** ** *********** ****** *** **** *** ** *** ***** *** *** ** ***** ******** ******** *** **** ******* ****** ** **** ******* ********** *** ****** ** *** *************** *** ********* **** ***** *** ***** *** ********* ** ********** ******* ********** ******* ** *** ****** ** *********** ******** ******* ********* *** *** *** **** ** *** ***** ***** *** **** **** *** ******* ** ****** ** *** *********** ** **** ******* *** ********* *** ******* ***** *** ***** *** ***** *** ******** *********** ******** ******* ************ *** *** *** **** ** *** **** ****** **** **** *** ******* ** ****** ** *** ************ ********* *** ******* ****** ***** **** ***** *** ***** *** ******** ************ ******** ******* ************ *** *** *** **** *** ********** **** *** ******* ** ****** ** *** ***********. The foregoing ********** ******* shall be Customer’s sole and exclusive remedy for failure to perform its obligations set forth in Subsections 18(a)-(e), except in cases where Customer has been granted injunctive relief and/or specific performance

(g) All written notification from Customer shall be pursuant to the terms and conditions of Section 27. To the extent CSG deems any notice received by Customer is not in compliance with Section 27, CSG shall notify Customer immediately of the exact nature of the deficiencies and what information is needed for CSG to perform the requested tasks.

5. CSG acknowledges and agrees that all fees and charges relating to its termination assistance activities hereunder are subject thereto and shall be deemed to be “charges and fees” referred to in paragraph 2 of Relief Section X of the Award. However, to the extent the charges and fees referred to in paragraph 2 of the Relief Section X of the Award do not provide pricing for services identified in this Amendment or services substantially similar thereto containing similar functionalities, such services shall be provided to Customer at CSG’s then current hourly consulting fee in accordance with paragraph 2 of the Relief Section X of the Award. CSG shall identify the estimated hours and costs associated therewith and will not commence any activity until Customer agrees thereto. CSG shall use commercially reasonable efforts to minimize the scope, hours, costs and expenses associated therewith.

6. Within ten (10) days of the execution of this Amendment, *** ****** ** ******* ** ******** * ***** ********* ************ ******* ***************** ** * **** ********** ** ******** ** ***** *** ********** ********* *** *** *** ***** ** ** ******** ** ** ** ******** ** *** ******* ** *********** ********** ** ************ ** ******** ** * ** * ** **** ********** ** ********* ** * ***** ** ********* ************ ************ ******** ** ** *** ******** ******** ** ****** ***** **** ********** **** ******* ****** ** *** ****** *** **** ** *** ** ******** *** ** *** **** ********* ** ******** *** ******** ** *** ** ***** ***** ** * ****** ******** ********* ** ******** *** ***** ***** ******** ************ **** ***** **** ***** **** ** *********** *** ********* **** **** ***** **** *** ** *** *********** ******* ** ******* *** *** *** ********** ** ******** ******** ***** **** ** ********** ** ****** ***** **** ** ****** ** ***** *********** ********** *** *** ******* *** *** ********* ** *** ********** ******* ** ******** ******** ** ********** ** *** ** ***** **** ** *** ***** **** ******** ** ********* *** *** *****

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

******** ********* *** *** ** ******* *** *********** *** ***** ** ******** ** * *** * ** **** ********** ******** **** ******** ** ********** ** ***** **** ********** ********* **** ***** ***** ******** ************ **** *** ***************** ********* ** ******** ******** ** **** ******* * ***** *** ***** ******** ** ****** ***** **** ** ***** ****** *** *** **** ******* *** **** ***** ********** ** ******* ** *********** ********** ** ************ ** ******** ** ** ** * ** **** ********** *** *** ********* **** *** ********** ** *********** ** **** ********* *** ** *** ***** *********** ********** ** ******** ** ********** **** ******* ** *** ******* ******** **** ***************** ***** ********* **** ********** ** **** *********** *********** For the purpose of the activities authorized or contemplated by this Section 6 of this Amendment, *** ****** **** ***** **** ****** ******** ***** ** ****** ** **** *** ********** ************** *** ***** ****** ****** ** ******* **** *********** ******** *** ****** **** ** *** ***** ** * ******* ****** ***** **** ****** ******** ***** *********** ******* **** *** ******** ********* ** *** *** ************ ********* ** ***** ********** ***************** ***** *** ** ***** ********** ** * ****** **** ** ***** ******** ****** ** ******** ** *** **** ** *** ******* ****** ********* ******** ******** ********** **** *** ************* ******** *** ******** ******* ********** ** *** ******* *** ******** ** *** ******* *** ****** ******* ******* ** ***** ********* ********** ****** **** *** ********* *** ************* *** ************** ********* ********** *** ********* **** ** ******* ****** ***** **** ******* **** **** ****** ********* **** ********* *** ******* ********* ********** ****** *** **** ******** *** *** ***** *** ******** ********* **** ******* ******** ******* *** ********** ********* ********** ******* ****** ****** *** ************ ************** ********* *** ************* **** ******* ****** *************** ********* ********* *********** ************* ******* ********** *** *** ***** ******* *********** *** *********** ************** *** *********** ******* ***********

7. Contemporaneously with execution of this Amendment, CSG agrees to deliver to Customer a fully executed counter-signed letter, in form and substance of that attached hereto as Exhibit “A”, which is incorporated herein by this reference.

8. Notwithstanding anything in this Agreement or Amendment to the contrary but subject to the letter referenced in the immediately preceding paragraph, CSG acknowledges and agrees that any and all payments, damages or liabilities of Customer to CSG are ******* ** ******* ** ******** ****** *** ********** **** ******* *** ********** ******* **** ** *** ** ******** ******** ** ******* ***** ** ******* ** **** **********

Both parties agree that the rights provided in this Section 8 are not exclusive in nature but rather are cumulative with other rights and remedies of the parties as set forth in this Amendment, the Agreement, the Award and otherwise.

This Amendment is executed on the day and year first shown above.

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

CSG Systems, Inc.		Comcast ABB Management Corporation, f/k/a AT&T Broadband Management Corporation

By:	/s/ Joseph T. Ruble	By:	/s/ Terrel Ellis Davis
Name:	Joseph T. Ruble	Name:	Terrel Ellis Davis
Title:	SVP and General Counsel	Title:	Vice President and Deputy General Counsel

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

EXHIBIT “A”

November 12, 2003

Joseph Ruble, Esq.

CSG Systems, Inc.

7887 E. Belleview Ave., 10th Floor

Englewood, CO 80111

Re:    AT&T Broadband Management Corporation. v. CSG Systems, Inc.

AAA No. 77 181 00159 02 VSS

Dear Joe:

We write to confirm our agreement concerning CSG Systems, Inc.’s (“CSG”) remaining payments to AT&T Broadband Management Corporation (now known as Comcast ABB Management Corporation) (“ATTB”) under paragraph 1(a)-(c) of the “Relief” section (“Relief Paragraph One”) of the October 7, 2003, award (the “Award”) in the above-referenced arbitration.

Relief Paragraph One provides that CSG shall pay ATTB $*********** plus $********* for each month beginning July 1, 2003, through the date of the Award, plus interest on those sums at the rate of *% per annum from October 7 until the date of payment. The parties agree that damages shall be calculated and paid through September 30, 2003, while ATTB invoices commencing October 1, 2003, shall reflect those mandated by the Award. Thus, the total amount owed under Relief Paragraph One is $*********** (i.e., $*********** + ($********* * 3)), plus interest. On ******* *** 2003, CSG made a partial payment of $**********, plus interest thereon of $**********. Accordingly, the remaining balance due and owing by CSG under Relief Paragraph One is $********** (i.e., $*********** – $**********), plus interest.

CSG and ATTB have agreed to the following payment schedule for the remaining amounts due and owing under Relief Paragraph One. CSG shall pay $** ******* on or before November 17, 2003, plus interest at the rate of *% per annum commencing on October 7, 2003. For example, if CSG makes payment on November 17, then it must pay a total of $************* (i.e., $********** + (.**/365 * 41 days * $**********)). CSG shall then pay the remaining balance of $********** (i.e., $********** – $**********) on or before January 26, 2004, plus interest at the rate of *% per annum commencing on October 7, 2003. For example, if CSG makes payment on January 26, 2004 then it must pay a total of $************* (i.e., $********** + (.**/365 * 111 days * $**********)).

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.

Pages where confidential treatment has

been requested are stamped “Confidential

Treatment Requested and the Redacted Material

has been separately filed with the Commission,”

and places where information has been redacted

have been marked with (***).

The payments described in the immediately preceding paragraph are to be made in accordance with the following wiring instructions:

Comcast ABB Management Corp., c/o Comcast Cable Funding I., Inc.

Bank Name:	******** ***** ************* **

Account Name:	******* ***** ******* ** ****

Bank Account #:	*************

Transit/Routing #:	*********

Payment by CSG in accordance with the above schedule and instructions shall be full and complete satisfaction of CSG’s obligations to ATTB under Relief Paragraph One. Provided that CSG complies in all respects with the payment schedule and instructions set forth above, ATTB shall refrain from otherwise enforcing or executing on Relief Paragraph One or any judgment or order entered in connection with Relief Paragraph One. This shall not, however, limit or affect in any way, ATTB’s rights to have the Award (including Relief Paragraph One) confirmed and converted to a judgment at any time. If CSG should fail to make full and timely payment in accordance with the schedule and instructions set forth above, then, upon any and the first deviation from such schedule or instructions, ATTB shall have the right to immediately enforce and execute upon Relief Paragraph One or any judgment or order entered in connection with Relief Paragraph One, including, any remedy under the Award, at law, equity or otherwise.

The receipt and acceptance by ATTB of the $** ******* payment on or before November 17, 2003, or any other partial payment under the Award, shall not be deemed nor construed to be an accord and/or satisfaction nor a forbearance, waiver or estoppel by ATTB under the Award, at law, equity or otherwise.

Please indicate CSG’s agreement to the foregoing by countersigning a copy of this letter and returning the same to me by facsimile at 720-267-3290.

Sincerely,

Comcast ABB Management Corporation

Terrel E. Davis
Vice President and Deputy General Counsel

Joseph Ruble, Esq.
Senior Vice President and General Counsel
CSG Systems, Inc.

CONFIDENTIAL AND PROPRIETARY INFORMATION. FOR USE BY AUTHORIZED EMPLOYEES OF

THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR WITHOUT

THEIR RESPECTIVE COMPANIES.